                                                                 Exhibit 10.19.1
                                                                 ---------------


                                                            EXECUTION COPY
                                                            --------------

               SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     THIS AGREEMENT ("Agreement") is effective as of the 1/st/ day of January, 2000 and is entered into by and among Electric Fuel Corporation, a Delaware corporation ("EFC"), and Electric Fuel Limited, an Israeli company ("EFL" and together with EFC, the "Companies"), and Mr. Yehuda Harats, Israel I.D. Number 05051616 (the "Executive").

     WHEREAS, the Companies and the Executive entered into an Amended and Restated Employment Agreement dated as of October 1, 1996 (the "Original Agreement") formalizing the terms of the Executive's employment with the Companies;

     WHEREAS, the Companies and the Executive now wish to amend and restate the Original Agreement in its entirety in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree as follows:

1.   Term.
     ----

The term of the Executive's employment under this Agreement shall be for the period commencing on January 1, 2000, and ending on December 31, 2002 (the "Initial Term"). provided, however, that the term of this Agreement shall be automatically extended for additional terms of two (2) years each (each, an "Additional Term") upon the end of the Initial Term and each Additional Term, unless either the Executive or both Companies shall have given written notice to the other at least one hundred fifty days (150) days prior thereto that the term of this Agreement shall not be so extended (a "Non-Renewal"). The provisions of this Agreement shall apply to the relationship between the parties hereto retroactively as if this Agreement were signed on the commencement of the Initial Term.

2.   Employment.
     ----------

(a) The Executive shall be employed as the President and Chief Executive Officer of each Company. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity in publicly-held United States corporations and their Israeli subsidiaries. The Executive shall exercise his authority in a reasonable manner and shall report to the Board of Directors of each Company (each a "Board").

(b) Excluding periods of vacation and sick leave to which the Executive shall be entitled, the Executive agrees to devote the attention and time to the businesses and affairs of the Companies required to discharge the responsibilities assigned to the Executive hereunder. The Companies acknowledge that the Executive is a member of the Steering Committee of Patir Research and Development Ltd. and may become an officer or director of this and other companies. In addition, the Companies acknowledge that the Executive is involved in certain technical and business development activities and may undertake other activities. The Companies consent to these other positions and activities so long as these do not interfere in any material manner with the Executive's performance of his duties hereunder and do not constitute a violation of Section 8 hereof. The Executive's duties shall be in the nature of management duties that demand a special level of loyalty and accordingly the Israeli Law of Work Hours and Rest - 1951 shall not apply to this Agreement.

(c) While the Executive is employed by the Companies hereunder, EFC shall use its best efforts to cause the Executive to be elected to, and if so elected the Executive shall serve on, the Board of EFC as a member of such Board, and shall cause the Executive to be elected to, and the Executive shall serve on, the Board of EFL as a member of such Board.

(d) Each Company will use its reasonable best efforts to obtain, and to keep in place at all times that the Executive is a director or officer of either Company, a directors and officers liability policy covering the Executive in an amount and otherwise containing terms and conditions consistent with past practices.

(e) The Executive agrees to serve on the board of directors of such subsidiaries of the Companies as the Board may reasonably request.

3.   Base Salary, Bonus and Financial Planning Allowance.
     ----------------------------------------------------

     (a)  Base Salary

     The Companies agree to pay or cause to be paid to the Executive during the first year of this Agreement a base salary at the rate of US $20,000 per month, payable in U.S. Dollars or in the currency of Israel (as determined by the Representative Rate of the U.S. Dollar published by the Bank of Israel immediately prior to the date of payment of each installment thereof), or such larger amount as the Board may in its sole discretion determine following a review which shall be conducted by the Board by not later than March 31 of each year, beginning March 31. 2002, such larger amount to take effect retroactively to the January 1 immediately preceding such review (hereinafter referred to as the "Base Salary"), and during the second year of this Agreement a Base Salary at the rate of US $23,750 per month. Notwithstanding such review, on each anniversary of the effective date of this Agreement, the Base Salary shall be adjusted upward in an amount equal to the official anticipated net Israeli inflation rate as published by the Israeli Central Bureau of Statistics in the month of December immediately preceding such anniversary, in each case for the year immediately following such anniversary, as adjusted for any changes in the value of the New Israeli Shekel against the U.S. Dollar. Such Base Salary shall be payable in equal monthly installments.

     (b)  Bonus

The Companies agree to pay or cause to be paid to the Executive on each anniversary of this Agreement or as soon thereafter as may be possible in order to determine the relevant results of the Companies, an annual bonus, as follows:

          (i) If, as of such anniversary, the Companies shall have attained 80% of the Companies' Budgeted Number (as defined below) for the year preceding such anniversary, then

Executive's bonus shall be equal to 35% of Executive's annual Base Salary as then in effect for the year preceding such anniversary;

          (ii) If, as of such anniversary, the Companies shall have attained 120% of the Companies' Budgeted Number (as defined below) for the year preceding such anniversary, then Executive's bonus shall be equal to 90% of Executive's annual Base Salary as then in effect for the year preceding such anniversary;

          (iii) If, as of such anniversary, the Companies shall have attained more than 80% but less than 120% of the Companies' Budgeted Number (as defined below), then Executive's bonus shall be calculated as follows:

                B =  (S x 35%) + (N-80)/40 x (S x 55%)
                                 --              ----

                Where:

                B = The amount of Executive's annual bonus, as a percentage of Executive's Base Salary; and

                N = The percentage of the Budgeted Number (as defined below) that was attained by the Companies in the immediately preceding fiscal year; provided, however, that N is more than 80 and less than 120;

S=   Executive's Base Salary.

For the purposes of this Section 3(b), the Budgeted Number shall be the budgeted results of the Companies as mutually agreed by the Boards and Executive prior to the end of each fiscal year for the fiscal year designated in such budget.

(c) In addition, the Companies shall pay Executive an amount of $10,000 on each anniversary of this Agreement to cover Executive's tax and financial planning expenses.

(d) To the maximum extent permitted by law, all payments to the Executive hereunder shall be paid in U.S. Dollars. Subject to the immediately preceding sentence, and subject to the approval of the Executive, which shall not be unreasonably withheld, the Companies, in order to reflect the different duties of the Executive with respect to each of them, may allocate between themselves their obligations to make the payments and provide the benefits specified in this Agreement. The amount paid to the Executive hereunder by EFL shall be referred to hereinafter as the "EFL Base Salary"; provided, that in no event shall the EFL Base Salary in any year be greater than the Base Salary for that year.

4.   Employee Benefits.
     -----------------

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The Executive shall be entitled to the following benefits:

(a)  Manager's Insurance. The Companies will pay to an insurance company of the
     -------------------
     Executive's choice, as premiums for manager's insurance for the Executive, an amount equal to 13.33% of each monthly payment of the Base Salary together with 2.5% of the Base Salary for disability, and will deduct from each monthly payment of the Base Salary and pay to such insurance company an amount equal to 5% of each monthly payment of the Base Salary, which shall constitute the Executive's contribution to such premiums. Upon the termination of the Executive's employment with the Companies for whatever reason, including without limitation termination for Cause or the resignation by the Executive, the right to receive the manager's insurance benefits shall be automatically assigned to the Executive.

(b)  Education Fund (Keren Hishtalmut). The Companies will contribute to an
     ---------------------------------
     education fund of the Executive's choice an amount equal to 7.5% of each monthly payment of the Base Salary, and will deduct from each monthly payment of the Base Salary and contribute to such education fund an additional amount equal to 2.5% of each such monthly payment of the Base Salary. Upon the termination of the Executive's employment with the Companies for whatever reason, including without limitation termination for Cause or the resignation by the Executive, the right to receive any amounts in such fund shall be automatically assigned to the Executive. All education fund contributions or imputed income made under this Section in excess of the statutory exemption shall be tax-effected such that the amount of contribution net of any taxes and withholding (including such amounts in respect of payments pursuant to this sentence) equals the percentages specified herein.

(c)  Vacation. The Executive shall be entitled to an annual vacation at full pay
     --------
     equal to 24 work days.

     Vacation days may be accumulated and may, at the Executive's option or automatically upon termination, be converted into cash payments in an amount equal to the proportionate part of the Base Salary for such days; provided, however, that if the Executive accumulates more than two (2) times his then current annual entitlement of vacation days, such excess shall be automatically converted into the right to receive such a cash payment in respect of such excess. Payments to which the Executive is entitled pursuant to this Section 4(c) shall be made promptly after the Executive's request therefor.

(d)  Sick Leave. The Executive shall be entitled to 30 days of fully paid sick
     ----------
     leave; provided, however, that the Executive shall not be entitled to sick leave payment to the extent he is already covered by manager's insurance. Sick leave may be accumulated and may, at the Executive's option, be converted into cash payments in an amount equal to the proportionate part of the Base Salary for such days. Payments to which the Executive is entitled pursuant to this Section 4(d) shall be made promptly after the Executive's request therefor.

(e)  Automobile. Every three years, the Companies shall make a new automobile
     ----------
     available to the Executive during the term of this Agreement. Such automobile shall be of a high quality comparable to, but not less than, that of a current (2001, with respect to the Initial Term) model Mitsubishi Pajero or Volvo S70, to other cars and shall be subject to the approval of the Executive, which shall not be unreasonably withheld. The Executive shall be entitled to use the automobile for his personal and business needs, so long as he does not allow anyone who would not be covered by the Companies' insurance to drive it. The Companies shall pay all expenses of maintaining and operating the automobile. All expense reimbursements or imputed income made under this Section shall be tax-effected such that the amount of reimbursement received by the Executive net of any taxes and withholdings (including such amounts in respect of payments pursuant to this sentence) equals the expense incurred.

(f)  Recuperation Payments (D'mai Havra-ah). The Executive shall be entitled to
     --------------------------------------
     Recuperation Payments in accordance with the Companies' policies for all of its management employees, but no less than required by law.

(g)  Benefit Plans. The Executive shall be entitled to participate in all
     -------------
     incentive, bonus, benefit or other similar plans offered by either of the Companies, including without limitation EFC's 1993 Stock Option and Restricted Stock Purchase Plan, in accordance with the terms thereof and as determined by the Boards from time to time.

5.   Expenses.
     --------

The Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder. Without limiting the generality of the foregoing, the Companies shall pay all of the Executive's expenses in the use of telephones for the Companies' businesses. The Executive shall be entitled to receive room, board and travel reimbursement in connection with the performance of his duties other than at the principal executive office of either Company, as is customary for senior executives in publicly-held United States and Israeli companies. All expense reimbursements made under this Section shall be tax-effected such that the amount of reimbursement received by the Executive net of any taxes and withholdings (including such amounts in respect of payments pursuant to this sentence) equals the expense incurred.

6.   Termination.
     -----------

The Executive's employment hereunder shall and/or may be terminated under the following circumstances:

(a)  Death. This Agreement shall terminate upon the death of the Executive.
     -----

(b)  Disability. The Companies may terminate the Executive's employment after
     ----------
     having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement which continues for a period of at least one hundred and eighty
     (180) consecutive days.

(c)  Cause. The Companies may terminate the Executive's employment for Cause.
     -----
     For purposes of this Agreement, termination for "Cause" shall mean and include: (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on the Companies in a material and adverse manner;
     (ii) a willful failure to carry out a material directive of either of the Boards, provided that such directive concerned matters within the scope of the Executive's duties, was in conformity with Sections 2(a) and 2(b) hereof, would not give the Executive Good Reason to terminate this Agreement and was capable of being reasonably and lawfully performed; (iii) conviction in a court of competent jurisdiction for embezzlement of funds of the Companies; and (iv) reckless or willful misconduct that is materially harmful to either of the

     Companies; provided, however, that the Companies may not terminate the Executive for Cause unless they have given the Executive (i) written notice of the basis for the proposed termination given not more than thirty (30) days after the Companies have obtained knowledge of such basis ("Companies' Notice of Termination") and (ii) a period of at least thirty (30) days after the Executive's receipt of such notice in which to cure such basis.

(d)  Good Reason. The Executive may terminate his employment under this
     -----------
     Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in subsections (i) through (viii) hereof:

     (i) a change in the Executive's status, title, position or responsibilities which, in the Executive's reasonable judgment, represents a reduction or demotion in the Executive's status, title, position or responsibilities as in effect immediately prior thereto;

     (ii)   a reduction in the Executive's Base Salary;

     (iii) the failure by the Companies to continue in effect any material compensation or benefit plan in which the Executive is participating;

     (iv) the insolvency or the filing (by any party, including the Companies) of a petition for the winding-up of either of the Companies;

     (v) any material breach by the Companies of any provision of this Agreement;

     (vi) any purported termination of the Executive's employment for Cause by the Companies which does not comply with the terms of Section 6(c) of this Agreement;

     (vii) any movement of either Company's principal executive offices from the Jerusalem/Tel Aviv area of Israel; and

     (viii) any movement of the location where the Executive is generally to render his services to the Companies hereunder from the Jerusalem/Tel Aviv area of Israel;

provided, however, that the Executive may not terminate his employment under this Agreement for Good Reason unless he has given the Companies (i) written notice of the basis for the proposed termination given not more than thirty (30) days after the Executive has obtained knowledge of such basis ("Executive's Notice of Termination") and (ii) a period of at least thirty (30) days after the Companies' receipt of such notice in which to cure such basis.

(e)  Change in Control. The Executive may terminate this Agreement if there is a
     -----------------
     "Change in Control". For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

     (i) the acquisition (other than from EFC in any public offering or private placement of equity securities) by any person or entity of beneficial ownership of twenty (20%) or more of the combined voting power of EFC's then outstanding voting securities; or

     (ii) individuals who, as of January 1, 2000, were members of the Board of EFC (the "Original EFC Board"), together with individuals approved by a vote of at least two-
            thirds (2/3) of the individuals who were members of the Original EFC Board and are then still members of the Board of EFC, cease for any reason to constitute at least one-third (1/3) of the Board of EFC; or

     (iii) approval by the shareholders of either of the Companies of a complete winding-up of such Company or an agreement for the sale or other disposition of all or substantially all of the assets of either of the Companies.

The Executive shall give to the Companies an Executive's Notice of Termination if the Executive desires to terminate his employment because there has been a Change in Control, such notice to specify the date of such termination which shall be not less than thirty (30) days after such notice is received by the Companies. Any such notice, to be effective with respect to any Change in Control, must be sent no later than twenty-four (24) months after such Change in Control.

(f)  Termination Date, Etc. "Termination Date" shall mean in the case of the
     ---------------------
     Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

     (i) if the Executive's employment is terminated by the Companies for Cause or due to Disability, the date specified in the Companies' Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty
          (30) days;

     (ii) if the Executive's employment is terminated for Good Reason, or because there has been a Change in Control, the Termination Date specified in the Executive's Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Companies.

(g)  Retirement. At any time beginning 150 days prior to his 68th birthday, the
     ----------
     Executive may retire from his positions with the Companies ("Retirement") by giving to the Companies written Notice of Retirement specifying the Retirement Date, which Retirement Date shall be at least one hundred and fifty (150) days from the date of such Notice of Retirement.

(h)  Termination at Will. Subject to the other provisions of this Section 6, the
     -------------------
     Executive may terminate his employment with the Companies for any reason other than the other reasons specified in this Section 6 ("Termination at Will"), by giving to the Companies written Notice of Termination specifying the Termination Date, which Termination Date shall be at least one hundred and fifty (150) days from the date of such Notice of Termination.

7.   Compensation upon Termination.
     -----------------------------

Upon termination of the Executive's employment hereunder, the Executive shall be entitled to the following benefits:

(a) If the Executive's employment is terminated by the Companies for Cause or if the Executive's employment is terminated by the Executive other than with either Good Reason, because there has been a Change in Control, due to Non-Renewal, due to Termination at Will or due to Retirement, then the Companies shall pay the Executive all amounts of Base Salary and the employee benefits specified in clauses (a), (b) and (c) of Section 4 of this Agreement earned or accrued hereunder through the Termination Date but not paid as of the Termination Date (collectively, "Accrued Compensation").

(b) If the Executive's employment by the Companies shall be terminated (1) due to Disability, (2) by the Executive for Good Reason, (3) by the Executive because there has been a Change in Control, (4) by the Executive's death,
      (5) due to Non-Renewal, (6) due to Termination at Will, or (7) due to Retirement, then the Executive shall be entitled to the benefits provided below:

      (i)  the Companies shall pay the Executive (a) all Accrued Compensation,
           (b) a bonus at a rate of the higher of (i) 35%, or (ii) the rate that would otherwise be payable pursuant to the provisions of Section 3(b) above for the year in which the Termination Date occurs, of Executive's annual Base Salary as of the Termination Date, pro rated based on the number of days in such year which occurred prior to the Termination Date, and (c) the amounts referred to in Sections 4(d) and (e) above, to the extent earned or accrued hereunder through the Termination Date but unpaid as of the Termination Date;

      (ii) the Companies shall pay the Executive as severance pay (in addition to any amounts payable as severance under law) and in lieu of any further salary for periods subsequent to the Termination Date (except as provided in Section 7(b)(i) above), in a single payment an amount in cash equal to:

           (a) In the event of termination due to Good Reason, Change in Control, Non Renewal, Retirement, Disability, death or any other termination without Cause by the Companies, the annual Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the Termination Date (or if the Executive's employment is terminated due to Change in Control, the Base Salary rate in effect immediately prior to such Change in Control, if greater), multiplied by three (3).

           (b) In the event of termination due to Termination at Will, the sum of five hundred twenty thousand dollars ($520,000).

     (iii) for a number of months equal to the lesser of (A) thirty six (36) or
           (B) the number of months remaining until the Executive's 68th birthday, the Companies shall at their expense continue on behalf of the Executive and his dependents and beneficiaries all of the benefits, including without limitation manager's insurance, life insurance, disability, medical, dental and hospitalization benefits and use of an automobile, which were being provided to the Executive at the time Notice of Termination is given (or, if the Executive terminates his employment for Good Reason or because a Change in Control has occurred, the benefits provided to the Executive at the time immediately preceding when such Good Reason arose or such Change in Control occurred, if greater, or if such benefits are being provided after the Executive's death, the date of his death), provided that the Companies' obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans; and

     (c) The Companies shall procure life insurance on the Executive in order to secure the payment of its obligations arising in the event of termination under Section 6(a) hereof. Such insurance shall be payable to the Company, which shall remain primarily liable for the payment of all such obligations to the Executive.

     As a condition to receiving the payments described in this Section 7, the Executive shall execute and deliver to the Companies a release in the form attached hereto as Exhibit A.

8.   Confidentiality; Proprietary Rights; Competitive Activity.
     ---------------------------------------------------------

(a)  Confidentiality. Executive recognizes and acknowledges that the technology,
     ---------------
     developments, designs, inventions, improvements, data, methods, trade secrets and works of authorship which the Companies own, plan or develop, including without limitation the specifications, documentation and other information relating to the Companies' zinc-air battery systems, and businesses and equipment related thereto (in each case whether for their own use or for use by their clients) are confidential and are the property of the Companies. Executive also recognizes that the Companies' technology, customer lists, supplier lists, proposals and procedures are confidential and are the property of the Companies. Executive further recognizes and acknowledges that in order to enable the Companies to perform services for their clients, those clients may furnish to the Companies confidential information concerning their business affairs, property, methods of operation or other data. All of these materials and information will be referred to below as "Proprietary Information"; provided, however, that such information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive).

(b)  Non-Disclosure. Executive agrees that, except as directed by the Companies,
     --------------
     and in the ordinary course of the Companies' businesses, Executive will not during Executive's employment with the Companies and thereafter, disclose to any person or entity or use, directly or indirectly for Executive's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or be derived from Proprietary Information; provided, however, that the Executive's duties under this Section 8(b) shall not extend to (i) any disclosure that may be required by law in connection with any judicial or administrative proceeding or inquiry or (ii) any disclosure which may be reasonably required in connection with any actions or proceedings to enforce the Executive's rights under this Agreement. Executive agrees that the provisions of this paragraph shall survive the termination of this Agreement and Executive's employment by the Companies.

(c)  Competitive Activity. The Executive undertakes not, directly or indirectly
     --------------------
     (whether as owner, partner, consultant, employee or otherwise) at any time, during and for thirty-six (36) months following termination of his employment with the Companies, to engage in or contribute his knowledge to any work or activity that involves a product, process, service or development which is then directly (in any material manner) competitive with the Companies' zinc-air energy systems and the same as or similar to a product, process, service or development specifically related to the Companies' zinc-air energy system on which the Executive worked or with respect to which the Executive had access to Proprietary Information while with the

     Companies. Notwithstanding the foregoing, the Executive shall be permitted to engage in the aforementioned proposed work or activity if the Companies furnishes him with written consent to that effect signed by an authorized officer of each Company.

(d)  No Solicitation. During the period specified in 8(c) hereof, Executive will
     ---------------
     not solicit or encourage any customer or supplier of either Company or of any group, division or subsidiary of either Company, to terminate its relationship with either Company or any such group, division or subsidiary, and Executive will not, directly or indirectly, recruit or otherwise seek to induce any employee of either Company or any such group, division or subsidiary to terminate his or her employment or violate any agreement with or duty to either Company or any such group, division or subsidiary.

(e)  Equitable Relief. The Executive agrees that violations of the material
     ----------------
     covenants in this Section 8 will cause the Companies irreparable injuries and agrees that the Companies may enforce said covenants by seeking injunctive or other equitable relief (in addition to any other remedies the Companies may have at law for damages or otherwise) from a court of competent jurisdiction. In the event such court declares these covenants to be too broad to be specifically enforced, the covenants shall be enforced to the largest extent as may be allowed by such court for the Companies' protection. Executive further agrees that no breach by the Companies of, or other failure by the Companies under this Agreement shall relieve the Executive of any obligations under Sections 8(a) and 8(b) hereof.

9.   Successors and Assigns.
     ----------------------

(a) This Agreement shall be binding upon and shall inure to the benefit of each Company, its successors and assigns and the Companies shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Companies would be required to perform it if no such succession or assignment had taken place. The term the "Companies" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of either Company (including this Agreement) whether by operations of law or otherwise.

(b) Subject to Section 16 hereof, neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

10.  Notice.
     ------

For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the eighth business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

The initial addresses of the parties for purposes of this Agreement shall be as follows:

     The Companies: Electric Fuel Corporation
                    120 Wood Avenue South, Suite 300
                    Iselin, New Jersey 08830
                    Attention: Yehuda Harats, President

     and            Electric Fuel Limited
                    Western Industrial Park
                    P.O. Box 461
                    Beit Shemesh 99000
                    Israel

     The Executive: Yehuda Harats
                    45 Hashayarot St.
                    Jerusalem 92555
                    Israel

11.  Miscellaneous.
     -------------

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Companies. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

12.  Governing Law; Venue.
     --------------------

This Agreement shall be governed by and construed and enforced in accordance with the laws of Israel without application of any conflicts of laws principles which would cause the application of the domestic substantive laws of any other jurisdiction. Each of the Executive and the Companies hereby irrevocably waives any objection it may now or hereafter have to the laying of venue in the courts of the State of Israel for any legal suit or action instituted by any party to the Agreement against any other with respect to the subject matter hereof.

13.  Severability.
     ------------

The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

14.  Entire Agreement.
     ----------------

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof including, without limitation the Original Agreement.

15.  Joint and Several Obligations.
     -----------------------------

The obligations and liabilities of each Company hereunder shall be joint and several with the obligations and liabilities of the other Company hereunder.

16.  Registration Rights.
     -------------------

(a) If EFC at any time proposes to register any of its securities under the Securities Act of 1933, as from time to time in effect (together with the rules and regulations thereunder, all as from time to time in effect, the "Securities Act"), for its own account or for the account of any holder of its securities, on a form which would permit registration of Common Stock of EFC at the time held or obtainable upon the exercise of options, warrants or rights, or the conversion of convertible securities, at the time held by the Executive ("Registrable Securities"), for sale to the public under the Securities Act, EFC will each such time give notice to the Executive of its intention to do so. Such notice shall describe such securities and specify the form, manner and other relevant aspects of such proposed registration. The Executive may, by written response delivered to EFC within 15 days after the giving of any such notice, request that all or a specified part of the Registrable Securities be included in such registration. EFC will thereupon use its best efforts as part of its filing of such form to effect the registration under the Securities Act of all Registrable Securities which EFC has been so requested to register by the Executive, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered.

(b) The Executive may, by notice to EFC specifying the intended method or methods of disposition, given at any time and from time to time after EFC has registered any shares of its Common Stock under the Securities Act, request that EFC effect the registration under the Securities Act of all or a specified part of the Registrable Securities; provided, however, that EFC shall not be required to effect a registration pursuant to this Section 16(b) unless such registration may be effected on a Form S-3 (or any successor or similar Form); and provided, further, that each registration pursuant to this Section 16(b) shall cover a number of Registrable Shares equal to not less than 2% of the aggregate number of shares of EFC Common Stock then outstanding. EFC will then use its best efforts to effect the registration as promptly as practicable under the Securities Act of the Registrable Securities which EFC has been requested to register by the Executive pursuant to the Section 16(b).

(c) Notwithstanding the provisions of Section 16(b), in the event that Executive has requested pursuant to Section 16(b) that EFC effect a registration of securities, and (i) the Board of EFC determines that it would be seriously detrimental to EFC to effect a registration pursuant to
     Section 16(b), or (ii) the Board of EFC determines in good faith that (A) EFC is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization or other material transaction by or of EFC or concerning pending or threatened litigation and (B) disclosure of such information would jeopardize any such transaction or litigation or otherwise materially harm EFC, then EFC shall promptly notify Executive of the occurrence of any of the events described in the foregoing clauses (i) or (ii). Upon the occurrence of any of the events described in clauses (i) or (ii) hereof, EFC shall be allowed to defer a registration of securities pursuant to Section 16(b) above, and if a registration statement had already been filed at such time, Executive shall not dispose of his Registrable Securities under such regis-tration statement until it is so advised in writing by EFC that the registration of securities under 16(b) may be effected or resumed. Notwithstanding the foregoing, any such deferment or prohibition on disposition shall not be in effect for more than 90 days in any 12 months period.

(d) EFC shall not be obligated to effect any registration of Registrable Securities under Section 16(a) hereof incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

(e) EFC hereby agrees to pay, or cause to be paid, all legal, accounting, printing and other expenses (other than the fees and expenses of the Executive's own counsel and other than underwriting discounts and commissions attributable to the Registrable Securities) in connection with each registration of Registrable Securities pursuant to this Section 16.

(f) In connection with each registration of Registrable Securities pursuant to this Section 16, EFC and the Executive will enter into such agreements, containing such terms and conditions, as are customary in connection with public offerings, such agreements to contain, without limitation, customary indemnification provisions, representations and warranties and opinions and other documents to be delivered in connection therewith, and to be, if requested, with underwriters.

(g) The provisions of this Section 16 shall be subject to any agreement entered into by EFC, in good faith, with any underwriter of EFC's securities or any person or entity providing financing to EFC, in each case containing reasonable limitations on the Executive's rights and EFC's obligations hereunder.

(h) The provisions of this Section 16 shall survive the termination of the other provisions of this Agreement. The rights of the Executive under this
     Section 16 are assignable, in whole or in part, by the Executive to any person or other entity acquiring securities of EFC from the Executive.

(i) Notwithstanding anything in the foregoing to the contrary, the Executive shall not demand a registration during the 180 days following an underwritten public offering of the Common Stock of the Company.

(j) Without the prior written consent of the underwriters managing any public offering, for a period beginning ten days immediately preceding the effective date of any registration statement filed by the Company under the Securities Act of 1933, as amended, and ending on the earlier of (i) 180 days after the effective date of such registration statement and (ii) the end of the shortest period generally applicable to any "affiliate" (as defined in the Securities Act of 1933, as amended) of EFC who is a selling shareholder pursuant to such registration statement or who is otherwise subject to a lockup provision, the Executive (whether or not a selling shareholder pursuant to such registration statement) shall not sell or otherwise transfer any securities of EFC except pursuant to such registration statement.

     IN WITNESS WHEREOF, the Companies have caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.


ELECTRIC FUEL CORPORATION


By:  Robert S. Ehrlich
     -----------------
Its: Chairman and CFO



ELECTRIC FUEL LIMITED


By:  Robert S. Ehrlich                          /s/ Yehuda Harats
     -----------------                          -----------------
Its: Chairman and CFO                              Executive

                                                                       Exhibit A
                                                                       ---------


                            FORM OF MUTUAL RELEASE
                            ----------------------


     This mutual release is executed and delivered by and between the undersigned employee of Electric Fuel Corporation, a Delaware corporation ("EFC") and Electric Fuel Limited ("EFL") and the undersigned's successors, assigns, executors, estates and personal representatives (collectively, the "Executive"), on the one hand, and EFC and EFL and each of their respective affiliates, agents, successors and assigns (collectively, the "Companies"), on the other hand. For and in consideration of the Executive receiving the compensation referred to in Section 7 of the Second Amended and Restated Employment Agreement dated as of January 1, 2000 and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged by the Executive and the Companies, the Executive hereby remises, releases and forever discharges the Companies, and the Companies hereby remise, release and forever discharge the Executive, of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, executions, claims and demands of any kind and nature whatsoever in law or in equity, known or unknown, against the other party which ever existed prior to the date hereof, or may ever have on and after the date hereof with respect to matters arising, and dealings with the other party occurring, prior to the date hereof; provided, however, that nothing contained herein shall be construed to release the Executive from any obligations to the Companies pursuant to the Employment Agreement nor to release the Companies from any of their obligations to the Executive pursuant to the Employment Agreement.

     IN WITNESS WHEREOF, the Executive and the Companies have each caused this Release to be executed as of __________________.

                              EXECUTIVE


                              ______________________________
                              Name:


                              ELECTRIC FUEL CORPORATION


                              By:___________________________
                               Title:


                              ELECTRIC FUEL LTD.


                              By:___________________________
                               Title: